Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Roger Fleischmann	Media Contact:	Jeff Beckman
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-3317
LEVI STRAUSS & CO. APPOINTS NEW CHIEF FINANCIAL OFFICER
Yahoo! CFO brings Global Finance and Strategic Experience
to World’s Leading Jeanswear Company
SAN FRANCISCO (May 28, 2009) – Levi Strauss & Co. (LS&CO.) today named Blake Jorgensen the company’s new executive vice president and chief financial officer, effective July 1, 2009. Jorgensen is currently the chief financial officer for Yahoo! Inc., a leading global Internet company. He will report directly to LS&CO.’s Chief Executive Officer John Anderson.
“Blake is a seasoned finance executive who brings a broad background of leadership, operational and strategic experience to Levi Strauss & Co.,” said Anderson. “He has a successful track record of working with global consumer product companies and his deep financial experience will be a tremendous asset as we continue to position the company for future growth.”
Prior to joining Yahoo!, Jorgensen co-founded Thomas Weisel Partners in 1998, where he served as chief operating officer, co-director of investment banking and a member of the Executive Committee. He managed all aspects of the publicly traded investment bank. Jorgensen also managed the investment bank’s relationships with key investors and several strategic alliances with international partners.
Before founding Thomas Weisel Partners, Jorgensen served as a managing director and principal in the corporate finance department of Montgomery Securities, where he oversaw the integration of Montgomery Securities into NationsBank and Bank of America. Earlier in his career, he worked as an independent management consultant to global corporations and held strategic planning and consulting positions with MAC Group/Gemini Consulting and Marakon Associates.
“I’m excited to be part of an iconic company with leading global brands,” said Jorgensen. “The Levi’s® and Dockers® brands are loved by consumers around the world. Based on the strength of these brands, I believe there are tremendous opportunities ahead for growth worldwide. I look forward to working with John Anderson and the entire Levi Strauss & Co. worldwide leadership team to realize this growth potential.”
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LS&CO. Appoints New Chief Financial Officer/Add One
May 28, 2009
Jorgensen takes over the chief financial officer role from Heidi Manes, the company’s vice president and controller, who has served as interim CFO for the past nine months.
“I want to thank Heidi for her strong leadership during the past nine months and our entire finance leadership team for continuing to build the financial strength of the company while we searched for our new CFO,” said Anderson. “Blake will work closely with Heidi once he is on board to ensure a smooth transition.”
Jorgensen holds a Bachelor of Arts from Stanford University with a major in Economics, and a Masters of Business Administration from Harvard Business School.
About Levi Strauss & Co.
Levi Strauss & Co. is one of the world’s largest branded apparel companies and the global leader in jeanswear, marketing its products in more than 110 countries worldwide. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi’s®, Dockers® San Francisco and Signature by Levi Strauss & Co.™ brands. Levi Strauss & Co. reported fiscal 2008 net revenues of $4.4 billion.  For more information, go to http://levistrauss.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current assumptions, expectations and projections about future events and are necessarily estimates reflecting the best judgment of our senior management. Actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties including those disclosed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended 2008, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections and our other reports. In light of these or other unknown risks and uncertainties, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
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